Exhibit 99.1

ORACLE CORPORATION

Q1 FISCAL 2006 FINANCIAL RESULTS

ESTIMATED NON-GAAP TOTAL PRODUCT REVENUE ANALYSIS (1) (2)

($ in millions)

	Fiscal 2005										Fiscal 2006
	Q1		Q2		Q3		Q4		Total		Q1		Q2	Q3	Q4	Total

NON-GAAP APPLICATIONS REVENUES
New software licenses	$69		$215		$152		$350		$785		$127					$127
Software license updates and product support (3)	238		254		494		622		1,608		605					605

Software Revenues	307		469		646		972		2,393		732					732
Services	190		216		348		435		1,189		379					379

Total Application Related Revenues	$497		$685		$994		$1,407		$3,582		$1,111					$1,111

AS REPORTED REVENUE GROWTH RATES
New software licenses	(36%	)	57%		9%		52%		28%		84%					84%
Software license updates and product support (3)	8%		7%		108%		160%		72%		154%					154%
Software Revenues	(6%	)	25%		71%		107%		54%		138%					138%
Services	(12%	)	2%		71%		87%		38%		99%					99%
Total Application Related Revenues	(9%	)	17%		71%		100%		48%		124%					125%

CONSTANT CURRENCY GROWTH RATES
New software licenses	(38%	)	51%		7%		49%		25%		82%					82%
Software license updates and product support (3)	4%		3%		104%		155%		67%		150%					151%
Software Revenues	(9%	)	21%		68%		103%		50%		135%					135%
Services	(15%	)	(1%	)	67%		83%		33%		96%					96%
Total Application Related Revenues	(11%	)	13%		68%		96%		44%		120%					120%

NON-GAAP DATABASE & MIDDLEWARE REVENUES (3)
New software licenses	$494		$756		$795		$1,259		$3,306		$502					$502
Software license updates and product support	938		998		1,038		1,070		4,042		1,036					1,036

Software Revenues	1,432		1,754		1,833		2,329		7,349		1,538					1,538
Services	286		317		266		320		1,189		258					258

Total Database and Middleware Related Revenues	$1,718		$2,071		$2,099		$2,649		$8,539		$1,796					$1,796

AS REPORTED REVENUE GROWTH RATES
New software licenses	18%		5%		12%		16%		13%		2%					2%
Software license updates and product support	15%		14%		11%		11%		12%		10%					10%
Software Revenues	16%		10%		11%		14%		13%		7%					7%
Services	(4%	)	0%		(6%	)	(2%	)	(3%	)	(10%	)				(10%	)
Total Database and Middleware Related Revenues	12%		8%		9%		12%		10%		5%					5%

CONSTANT CURRENCY GROWTH RATES
New software licenses	14%		1%		9%		13%		9%		0%					0%
Software license updates and product support	11%		10%		7%		7%		9%		9%					9%
Software Revenues	12%		6%		8%		10%		9%		6%					6%
Services	(7%	)	(5%	)	(8%	)	(5%	)	(6%	)	(11%	)				(11%	)
Total Database and Middleware Related Revenues	8%		4%		5%		8%		7%		4%					3%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	Oracle tracks new software license revenues by product. Software license updates and product support revenues, along with the services revenues shown here, represent Oracle's estimate of revenues that relate to database and middleware products, as well as application products.

(3)	In connection with our purchase price allocation, we estimated the fair value of support obligations assumed in connection with business acquisitions made during fiscal 2005 and the first quarter of fiscal 2006, resulting in a reduction in software license updates and product support revenues in fiscal 2005 in the amount of $320 million and in Q1 fiscal 2006 in the amount of $139 million in our GAAP financial statements. The software license updates and product support revenues shown here, include support revenues in the amount of $142 million and $178 million, in the third and fourth quarters of fiscal 2005, respectively, and $139 million in the first quarter of fiscal 2006 that would have been recognized as revenue by the acquired entities.